UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2022
AirSculpt Technologies, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-40973 (Commission File Number)	87-1471855 (IRS Employer Identification No.)

1111 Lincoln Road, Suite 802 Miami Beach, Florida		33139
(Address of Principal Executive Offices)		(Zip Code)
(786) 709-9690
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Exchange on Which Registered:
Common Stock, $0.001 par value per share	AIRS	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On November 7, 2022, AirSculpt Technologies, Inc. (the “Registrant”) and its wholly-owned subsidiary, EBS Intermediate Parent LLC (“EBS Parent”), as guarantors, and EBS Parent’s wholly owned subsidiary EBS Enterprises LLC, as borrower (the “Borrower”), entered into a new credit agreement with the several lenders from time to time a party thereto (the “Lenders”) and Silicon Valley Bank, as administrative agent, collateral agent, issuing lender and swingline lender (the “Credit Agreement”). Pursuant to the Credit Agreement, the Lenders are providing the Borrower with (i) an $85.0 million aggregate principal amount of term loans and (ii) a revolving loan facility in an aggregate principal amount of up to $5.0 million, and the proceeds were used, in part, to pay off the Borrower’s $83.6 million outstanding principal balance under its existing credit facility evidenced by that certain Credit and Guaranty Agreement, dated as of October 28, 2018, among the Company, certain subsidiaries of the Company, as guarantors, the lenders party thereto from time to time, and First Eagle Alternative Capital Agent, Inc., as administrative agent and collateral agent, as amended (the “First Eagle Credit Facility”) coming due on October 28, 2023. No prepayment penalty was included in the payoff of the existing credit agreement.

The obligations under the Credit Agreement will mature on November 7, 2027. Under the Credit Agreement, the Borrower is obligated to make quarterly principal payments beginning March 31, 2023. The Borrower may make an interest election of ABR Loans or SOFR Loans under the Credit Agreement. With respect to outstanding ABR Loans, the Borrower is required to make monthly interest payments on the first business day of each month. With respect to outstanding SOFR Loans, the Borrower could be required to make interest payments every one, three, or six months. Each SOFR Loan shall bear interest at a rate per annum equal to (i) Term SOFR for the Interest Period (as defined in the Credit Agreement) thereof plus (ii) the applicable margin. Each ABR Loan shall bear interest at a rate per annum equal to (i) the ABR plus (ii) the applicable margin. If the total leverage ratio of the Registrant and its subsidiaries is equal to or greater than 1.0x and less than 2.0x, the applicable margin is 1.5% for ABR Loans and 2.5% for SOFR Loans. If the Borrower’s total leverage ratio is equal to or greater than 2.0x, the applicable margin is 2.0% for ABR Loans and 3.0% for SOFR Loans. If the total leverage ratio of the Registrant and its subsidiaries is below 1.0x, the applicable margin is 1.0% for ABR Loans and 2.0% for SOFR loans. Additionally, the Borrower is required to pay an unused credit facility fee on the unused amount of the revolving line of credit. Initially, this fee is equal to 0.3% per annum. Upon receipt of the consolidated financial statements of the Registrant and its subsidiaries for the fiscal quarter ended March 31, 2023, the rate shall be 0.25%, 0.3%, or 0.35% for consolidated leverage ratios less than 1.0x, equal or greater than 1.0x but less than 2.0x, or equal to or greater than 2.0x, respectively.

The Borrower may at any time and from time to time prepay the loans, in whole or in part, without premium or penalty. Mandatory repayments are required if any indebtedness is incurred by the Registrant or its subsidiaries (unless such indebtedness is incurred to replace or refinance the obligations under the Credit Agreement, in whole or in part) or if the Registrant or its subsidiaries receives cash proceeds from an asset sale or recovery event that are not to be reinvested. In each case, 100% of the net cash proceeds thereof are required to be applied toward the prepayment of the term loans. No prepayment fee is payable in respect to any mandatory prepayments made.

The Credit Agreement contains financial covenants, including (a) a leverage ratio requiring that, commencing with the four fiscal quarter period ending December 31, 2022, the Consolidated Leverage Ratio shall not exceed 2.50:1.00, and (b) a Consolidated Fixed Charge Coverage Ratio covenant requiring that, commencing with the fiscal quarter ending December 31, 2022, the ratio shall not exceed 1.25:1.00.

The Credit Agreement also contains customary affirmative covenants for a transaction of this nature, including, among other things, covenants relating to (i) maintenance of adequate financial and accounting books and records, (ii) delivery of financial statements and other information, (iii) preservation of existence of the Company and subsidiaries, (iv) payment of taxes and claims, (v) compliance with laws, (vi) maintenance of insurance, (vii) foreign qualification, (viii) use of proceeds, (ix) cash management system, (x) maintenance of properties, and (xi) conduct of business.

The Credit Agreement also contains customary negative covenants for a transaction of this nature, including, among other things, covenants relating to (i) debt, (ii) liens, (iii) investments, (iv) negative pledges, (v) dividends and restricted junior debt payments, (vi) restriction on fundamental changes, (vii) sale of assets, (viii) transactions with affiliates, (ix) restrictive agreements, and (x) changes in fiscal year.

The Credit Agreement also contains various Events of Default (subject to certain grace periods, to the extent applicable), including, Events of Default for the nonpayment of principal, interest or fees; breach of certain covenants; inaccuracy of the representations or warranties in any material respect; bankruptcy or insolvency; dissolution or change of control; certain unsatisfied judgments; defaults under material agreements; certain unfunded liabilities under employee benefit plans; certain unsatisfied judgments; certain ERISA violations; and the invalidity or unenforceability of the Credit Agreement. If an Event of Default occurs, the Company may be required to repay all amounts outstanding under the Credit Agreement.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with entry into the Credit Agreement described in Items 1.01 above and 2.03 below, the Company terminated the First Eagle Credit Facility. In connection with the Credit Agreement, the outstanding balance, accrued interest and related fees of approximately $83.8 million under the First Eagle Credit Facility was repaid using proceeds from the borrowings under the Credit Agreement described in Items 1.01 above.

The terms and conditions of the First Eagle Credit Facility are the same as the terms and conditions thereof as previously reported under "Management's Discussion and Analysis of Financial Condition and Results of Operations--Long-term Debt--Term Loan and Revolving Credit Agreement" in the Final Prospectus (File No. 333-260067) and the Current Report on Form 8-K (File No. 001-40973), which are incorporated by reference herein.

The information set forth under Item 1.01 above is incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

The following exhibits filed herewith:

Exhibit No.	Description

10.1
Credit Agreement dated as of November 7, 2022, among AirSculpt Technologies, Inc., as Holdings, EBS Intermediate Parent LLC, as Intermediate Holdings, EBS Enterprises LLC, as the Borrower, the several lenders from time to time party hereto, and Silicon Valley Bank, as Administrative Agent, Issuing Lender and Swingline Lender

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2022

AirSculpt Technologies, Inc.

	By:	/s/ Dennis Dean
Name: Dennis Dean
Title: Chief Financial Officer
[Signature Page to the Form 8-K]